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                                                                    EXHIBIT 23.1

             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

     We consent to the inclusion in the Registration Statement on Form S-3 (No.
333-          ) of Res-Care, Inc. of our reports dated February 28, 1997, with respect to the supplemental consolidated balance sheets of Res-Care, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related supplemental consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the Prospectus.

                                          KPMG PEAT MARWICK LLP

March 18, 1997
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             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement
on Form S-3 No. 333-          ) of Res-Care, Inc. of our reports dated February
26, 1997, with respect to the consolidated balance sheets of Res-Care, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which reports appear in the Form 10-K for the year ended December 31, 1996.

                                          KPMG PEAT MARWICK LLP

March 18, 1997